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                                                                    Exhibit 25.1

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               -----------------

                                   FORM T-1

                      STATEMENT OF ELIGIBILITY UNDER THE
                          TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____
                               -----------------
                           THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

                                  13-4994650
                    (I.R.S. Employer Identification Number)

     712 Main Street, Houston, Texas                          77002
 (Address of principal executive offices)                   (Zip code)

                   Lee Boocker, 712 Main Street, 26th Floor
                     Houston, Texas 77002 (713) 216-2448
           (Name, address and telephone number of agent for service)

                                  ONEOK, Inc.
              (Exact name of obligor as specified in its charter)

               Oklahoma                                     73-1520922
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification Number)

           100 West Fifth Street
             Tulsa, Oklahoma                                   74103
  (Address of principal executive offices)                   (Zip code)

                                Debt Securities
                        (Title of indenture securities)

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Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          State of New York Banking Department
          Federal Deposit Insurance Corporation, Washington, D.C.
          Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with the obligor.

          If the obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee. (See Note on Page 7.)

Item 3.   Voting Securities of the trustee.

          Furnish the following information as to each class of voting securities of the trustee.

                         Col. A                         Col. B
                     Title of class                Amount outstanding
                     --------------                ------------------

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4.   Trusteeships under other indentures.

          If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

          (a) Title of the securities outstanding under each such other indenture.

     Not applicable by virtue of Form T-1 General Instruction B and response to
     Item 13.
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Item 4.   (Continued)

          (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with obligor or underwriters.

          If the trustee or any of the directors or executive officer of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6. Voting securities of the trustee owned by the obligor or its officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

     Col. A                Col. B               Col. C             Col. D
                                                               Percentage of
                                                             voting securities
                                                              represented by
                                              Amount owned    amount given in
  Name of owner         Title of class        beneficially         Col. C
  -------------         --------------        ------------         ------

  Not applicable by virtue of Form T-1 General Instruction B and response to
  Item 13.

                                       2
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Item 7.   Voting securities of the trustee owned by underwriters or their officials.

          Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

     Col. A                 Col. B              Col. C            Col. D
                                                               Percentage of
                                                             voting securities
                                                              represented by
                                              Amount owned    amount given in
  Name of owner          Title of class       beneficially        Col. C
  -------------          --------------       ------------        ------


  Not applicable by virtue of Form T-1 General Instruction B and response to
  Item 13.


Item 8.   Securities of the obligor owned or held by the trustee.

          Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

     Col. A                 Col. B              Col. C            Col. D
                                             Amount owned
                          Whether the       beneficially or     Percent of
                          securities      held as collateral       class
                          are voting         security for      represented by
                         or nonvoting       obligations in    amount given in
  Title of class          securities           default            Col. C
  --------------          ----------           -------            ------

  Not applicable by virtue of Form T-1 General Instruction B and response to
  Item 13.

                                       3
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Item 9.   Securities of underwriters owned or held by the trustee.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

     Col. A                 Col. B                Col. C             Col. D
                                               Amount owned
                                             beneficially or       Percent of
                                            held as collateral       class
  Name of issuer                               security for      represented by
       and                  Amount            obligations in     amount given in
  Title of class          outstanding       default by trustee       Col. C
  --------------          -----------       ------------------       ------

  Not applicable by virtue of Form T-1 General Instruction B and response to
  Item 13.


Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

     Col. A                 Col. B                Col. C            Col. D
                                               Amount owned
                                              beneficially or     Percent of
                                            held as collateral      class
  Name of issuer                               security for     represented by
       and                  Amount            obligations in    amount given in
  Title of class          outstanding       default by trustee      Col. C
  --------------          -----------       ------------------      ------

  Not applicable by virtue of Form T-1 General Instruction B and response to
  Item 13.

                                       4
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Item 11.  Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor.

          If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities or such person any of which are so owned or held by the trustee.

     Col. A                  Col. B             Col. C              Col. D
                                              Amount owned
                                             beneficially or      Percent of
                                           held as collateral       class
 Name of issuer                               security for       represented by
      and                    Amount          obligations in     amount given in
 Title of class           outstanding      default by trustee       Col. C
 --------------           -----------      ------------------       ------

  Not applicable by virtue of Form T-1 General Instruction B and response to
  Item 13.


Item 12.  Indebtedness of the Obligor to the Trustee.

          Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:


     Col. A                         Col. B                       Col. C

    Nature of                       Amount
  Indebtedness                    Outstanding                    Date Due
  ------------                    -----------                    --------

    Not applicable by virtue of Form T-1 General Instruction B and response to
    Item 13.


Item 13.  Defaults by the Obligor.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

     There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 7.)

                                       5
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Item 13. (Continued)

     (b) If the trustee is a trustee under another indenture under which any securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

     There has not been a default under any such indenture or series. (See Note on Page 7.)

Item 14.  Affiliations with the Underwriters.

          If any underwriter is an affiliate of the trustee, describe each such affiliation.

          Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 15.  Foreign Trustee.

          Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

          Not applicable.

Item 16.  List of Exhibits.

          List below all exhibits filed as part of this statement of eligibility.

          . 1. A copy of the articles of association of the trustee now in effect.

          # 2. A copy of the certificate of authority of the trustee to commence business.

          * 3. A copy of the certificate of authorization of the trustee to exercise corporate trust powers issued by the Board of Governors of the Federal Reserve System under date of January 21, 1948.

          + 4.  A copy of the existing bylaws of the trustee.

            5.  Not applicable.

                                       6
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            6.  The consent of the United States institutional trustees required by Section 321(b) of the Act.

            7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

            8.  Not applicable.

            9.  Not applicable.

                NOTE REGARDING INCORPORATED EXHIBITS

     Effective August 1, 2000, Chase Bank of Texas, National Association merged into The Chase Manhattan Bank, a New York banking corporation. The exhibits incorporated below relate to The Chase Manhattan Bank. The report of condition is that of The Chase Manhattan bank for the first quarter, 2001.

     . Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

     # Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

     * The Trustee is authorized under the banking law of the State of New York to exercise corporate trust powers.

     + Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.


                                     NOTE

        Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                       7
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                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a New York banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto authorized, all in the City of Houston, and State of Texas, on the 18th day of July, 2001.

                                   THE CHASE MANHATTAN BANK, as Trustee


                                   By:    /s/John G. Jones
                                       __________________________
                                             John G. Jones
                                             Vice President

                                       8
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                                                          Exhibit 6



Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

     The undersigned is trustee under an Indenture between ONEOK, Inc., an Oklahoma corporation, as obligor (the "Company"), and The Chase Manhattan Bank, as Trustee, entered into in connection with the issuance of the Company's Debt Securities.

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        THE CHASE MANHATTAN BANK, as Trustee


                                        By:     /s/ John G. Jones
                                            ________________________________
                                                    John G. Jones
                                                    Vice President
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                             Exhibit 7 to Form T-1


                               Bank Call Notice

                            RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                           The Chase Manhattan Bank
                 of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                  at the close of business March 31, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                              Dollar Amounts
        ASSETS                                                  in Millions

Cash and balances due from depository institutions:
  Noninterest-bearing balances and currency and coin........       $  19,899
  Interest-bearing balances.................................          23,359
Securities:
Held to maturity securities.................................             531
Available for sale securities...............................          60,361
Federal funds sold and securities purchased under
  agreements to resell......................................          50,929
Loans and lease financing receivables:
  Loans and leases held for sale............................           3,311
  Loans and leases, net of unearned income..................         153,867
  Less: Allowance for loan and lease losses.................           2,369
  Loans and leases, net of unearned income and
  allowance.................................................         151,498
Trading Assets..............................................          61,673
Premises and fixed assets (including capitalized
  leases)...................................................           4,387
Other real estate owned.....................................              39
Investments in unconsolidated subsidiaries and
  associated companies......................................             429
Customers' liability to this bank on acceptances
  outstanding...............................................             291
Intangible assets
  Goodwill..................................................           1,839
  Other Intangible assets...................................           3,479
Other assets................................................          18,598
                                                                   ---------
TOTAL ASSETS................................................       $ 400,623
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                                                       LIABILITIES

Deposits
     In domestic offices..........................................    $ 131,214
     Noninterest-bearing..........................................    $  52,683
     Interest-bearing.............................................       78,531
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's.......................................      112,394
     Noninterest-bearing..........................................        5,045
     Interest-bearing.............................................      107,349

Federal funds purchased and securities sold under agreements to
repurchase........................................................       61,321
Trading liabilities...............................................       43,847
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases)....................       10,309
Bank's liability on acceptances executed and outstanding..........          291
Subordinated notes and debentures ................................        6,030
Other liabilities.................................................       12,004
TOTAL LIABILITIES.................................................      377,410
Minority Interest in consolidated subsidiaries....................          126

                                                    EQUITY CAPITAL

Perpetual preferred stock and related surplus.....................            0
Common stock......................................................        1,211
Surplus (exclude all surplus related to preferred stock)..........       12,714
  Retained earnings...............................................        9,446
  Accumulated other comprehensive income..........................         (284)
Other equity capital components...................................            0
TOTAL EQUITY CAPITAL..............................................       23,087
                                                                      ---------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL              $ 400,623
                                                                      =========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                           JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                            WILLIAM B. HARRISON JR.     )
                            DOUGLAS A. WARNER III       ) DIRECTORS
                            LAWRENCE A. BOSSIDY         )